UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2023

Green Giant Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GGE	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Offering

On December 12, 2023, Green Giant Inc. (the “Company”) entered into certain securities purchase agreement (the “Purchase Agreement”) with certain non-affiliated institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell 21,470,585 common units (each, a “Common Unit”, collectively, the “Common Units”), each consisting of one share of common stock, $0.001 par value per share (the “Common Stock”), one Class A common warrant to purchase one share of Common Stock (each, a “Class A Warrant” and collectively, the “Class A Warrants”) and one Class B common warrant to purchase one share of Common Stock (each, a “Class B Warrant” and collectively, the “Class B Warrants”) at a purchase price of $0.17 per Common Unit, and 13,529,415 pre-funded units (each, a “Pre-Funded Unit”, collectively, the “Pre-Funded Units”), each consisting of one pre-funded warrant to purchase one share of Common Stock (each, a “Pre-Funded Warrant”) and collectively, the “Pre-Funded Warrants”), one Class A Warrant, and one Class B Warrant in a registered offering (the “Offering”), for gross proceeds of approximately $5.95 million. The purchase price for each Common Unit is $0.17. The purchase price for each Pre-Funded Unit is $0.1699.

The Class A Warrants will be exercisable commencing on the date on which an increase of the Company’s authorized shares has been implemented (the “Initial Exercise Date”) and will expire on the fifth (5th) anniversary of the Initial Exercise Date at an initial exercise price of $0.17, subject to certain reset thirty (30) trading days after the Initial Exercise Date. The Class B Warrants will be exercisable immediately following the date of issuance for a period of five (5) years at an initial exercise price of $0.27. In addition to the customary cashless exercise rights provided in the Class B Warrants, the Class B Warrants will also provide an alternate cashless exercise allowing the holder of the Class B Warrants the right to exercise at any time, on a cashless exercise basis for a larger number of shares of Common Stock under certain conditions. The Pre-Funded Warrants will be exercisable immediately following the date of issuance at an exercise price of $0.0001 per share. Each of the Class A Warrants and Class B Warrants is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. Upon the occurrence of a Fundamental Transaction (as defined in the Class A Warrants and Class B Warrants), the warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Class A Warrants and Class B Warrants) of such portion of such Class A Warrant and Class B Warrant to be redeemed.

The Company has agreed to hold a meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date hereof. The Company has agreed to file a definitive proxy statement for such meeting of shareholders within ninety (90) days of the closing date of the Offering (the “Filing Date”) and to hold such meeting of shareholders no later than one hundred and twenty (120) days after such closing date (the “Meeting Requirement Date”), for the purpose of obtaining the requisite approval of its shareholders of either (A) the proposals (i) to approve the merger of the Company with GGE BVI whereby the Company will be redomiciled to the British Virgin Islands (the “Redomicile Merger”) and (ii) to adopt the Memorandum and Articles of Association of GGE BVI (the “BVI Capital Increase”) pursuant to which GGE BVI will be authorized to issue an unlimited number of Class A ordinary shares, no par value, and 50,000,000 Class B ordinary shares, par value US$0.0001 per share, (collectively, the “BVI Merger Shareholder Approvals”) or, (B), to adopt a proposal to amend the Articles of Incorporation, as amended, of the Company pursuant to which the Company will be authorized to issue 1,000,000,000 shares of Common Stock (the “Capital Increase Shareholder Approval”). If the Company does not obtain either the BVI Merger Shareholder Approvals or the Capital Increase Shareholder Approval at the first meeting of shareholders, the Company shall call a meeting of its shareholders every four months thereafter to seek the either the BVI Merger Shareholder Approvals or the Capital Increase Shareholder Approval until the earlier of the date that the BVI Merger Shareholder Approvals or the Capital Increase Shareholder Approval is obtained or the Warrants issued in this offering are no longer outstanding. If: (i) the definitive proxy is not filed on or prior to the Filing Date, or (ii) the Capital Increase Shareholder Approval is not obtained and deemed effective on or before the Meeting Requirement Date (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs, an “Event Date”), then, in addition to any other rights the Purchasers may have under the Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash as partial liquidated damages.

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The Company has agreed to effectuate a reverse split in the event the closing bid price of the Common Stock trades below $0.10 (closing price) for five consecutive trading days (the “Reverse Split”). The holders of the Class B Warrants will not be able to exercise the Class B Warrants cashlessly at an exercise price below $1.50 during the first 20 trading days after effectuation of the Reverse Split.

The Company agreed in the Purchase Agreement that it would not issue any shares of Common Stock, or Common Stock equivalents for one hundred and twenty (120) calendar days following the closing of the Offering subject to certain exceptions.

Concurrently with the execution of the Purchase Agreement, the officers and directors of the Company and shareholders of the Company holding 10% or more of the Company’s Common Stock entered into lock-up agreements (the “Lock-Up Agreement”) pursuant to which they have agreed, among other things, not to sell or dispose of any shares of Common Stock which are or will be beneficially owned by them for one hundred and twenty (120) days following the closing of the Offering.

The Company currently intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on December 14, 2023.

The Company entered into a placement agency agreement dated December 12, 2023 (the “Letter Agreement”), with Maxim Group LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the sole lead/exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent an aggregate fee equal to 7% of the gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel.

Copies of the form of the Purchase Agreement, form of Class A Warrant, form of Class B Warrant, form of the Pre-Funded Warrant, Form of the Lock-up Agreement and the Letter Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Purchase Agreement, Class A Warrants, Class B Warrants, Pre-Funded Warrants, Lock-up Agreement and the Letter Agreement are subject to, and qualified in their entirety by, such documents. A copy of the legal opinion issued by the Company’s U.S. counsel Hunter Taubman Fischer & Li LLC is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01 Regulation FD

On December 12, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Legal Opinion of Hunter Taubman Fischer & Li LLC
10.1	Form of the Purchase Agreement
10.2	Form of Class A Warrant
10.3	Form of Class B Warrant
10.4	Form of Pre-Funded Warrant
10.5	Form of Lock-up Agreement
10.6	Letter Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2023	Green Giant Inc.

	By:	/s/ Yuhuai Luo
		Name:	Yuhuai Luo
		Title:	Chief Executive Officer and Chairman

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